Exhibit 99.1

Snap Inc. Announces First Quarter 2019 Financial Results

Daily Active Users increased 2% sequentially to 190 million

First quarter revenue increased 39% to $320 million

Year over year revenue growth accelerated to 39%, from 36% in the prior quarter

SANTA MONICA, Calif. – April 23, 2019 – Snap Inc. (NYSE: SNAP) today announced financial results for the quarter ended March 31, 2019.

Financial Highlights

•	Operating cash flow improved by $166 million to $(66) million in Q1 2019, compared to the prior year.
•	Free Cash Flow improved by $190 million to $(78) million in Q1 2019, compared to the prior year.
•	Common shares outstanding plus shares underlying stock-based awards totaled 1,544 million at March 31, 2019, compared with 1,457 million one year ago.
•	Revenue increased 39% to $320 million in Q1 2019, compared to the prior year.
•	Operating loss improved $76 million to $(316) million in Q1 2019, compared to the prior year.
•	Net loss improved $75 million to $(310) million in Q1 2019, compared to the prior year.
•	Adjusted EBITDA loss improved $94 million to $(123) million in Q1 2019, compared to the prior year.

“In the first quarter we delivered strong results across our business with growth in daily active users and revenue,” said Evan Spiegel, CEO. “Our new Android application is available to everyone, with promising early results. This month we announced several new products that we believe will drive further engagement and monetization. As we look towards the future, we see many opportunities to increase our investments, and will continue to manage our business for long-term growth.”

	Three Months Ended March 31,		Percent
	2019	2018	Change
(Unaudited)	(in thousands, except per share amounts)
Cash used in operating activities	$(66,178)	$(231,981)	(71)%
Free Cash Flow	$(77,992)	$(268,296)	71%
Common shares outstanding plus shares underlying stock-based awards	1,543,986	1,456,613	6%
Operating loss	$(316,061)	$(392,530)	(19)%
Revenue	$320,426	$230,666	39%
Net loss	$(310,407)	$(385,785)	(20)%
Adjusted EBITDA	$(123,449)	$(217,867)	43%
Diluted net loss per share attributable to common shareholders	$(0.23)	$(0.30)	(24)%
Non-GAAP diluted net loss per share	$(0.10)	$(0.17)	(44)%

Q1 2019 Summary & Key Highlights

We started the year increasing Daily Active Users and enhancing engagement across key metrics:

•	DAUs were 190 million in Q1 2019, compared to 186 million in Q4 2018 and 191 million in Q1 2018.
•	As of March, Snapchat reaches 90% of all 13-24 year-olds and 75% of all 13-34 year-olds in the U.S.

We fully rolled out the new build of our Android application:

•	As of the end of Q1, our new Android application is available to everyone.
•	The new app is 25% smaller, opens 20% faster on average, and is modularized for more efficient ongoing innovation.
•	On lower-performing devices, this resulted in a 6% increase in the number of users sending Snaps within the first week of upgrading to the new Android build.

On April 4th, we hosted the first ever Snap Partner Summit to celebrate our partners and to come together in person to share some of the latest innovations we brought to our platform. These include:

•	Games – We unveiled Snap Games – an all-new live, multi-player gaming experience featuring our original game Bitmoji Party and select third-party games.
•	Augmented Reality – We introduced a number of augmented reality (AR) innovations, including Landmarkers, AR Bar, and Scan.
•	Snap Kit – We added new features to Snap Kit, enabling our app partners to utilize the best features in Snapchat, including App Stories, Creative Kit Web, and Snap Audience Network.
•

Discover – We announced a new slate of ten Snap Original Shows, our premium, mobile shows created exclusively for Snapchat’s audience, which will begin airing in May 2019, and renewed three of our most popular Snap Original Shows, including “The Dead Girls Detective Agency,” “Endless Summer,” and “Deep Creek.”

We’ve enhanced Discover’s high quality, made-for-mobile video offering across the Snapchat platform:

•	In Q1 2019, nearly half of our daily Discover viewers watched Discover every day of the week.
•	We now offer more than 450 premium content channels worldwide.
•	In the past six months, we’ve more than doubled the number of localized media partners outside of the U.S.
•	In Q1 2019 alone, we launched over 50 new Shows and Publisher Stories in international markets.
•	In March, our partners increased their total mobile monthly audience in the U.S. by an average of more than 30% just by publishing to Discover, as measured by ComScore.

We have made major strides in building our platform capabilities to drive improved outcomes for advertisers:

•

We made several updates to our self-serve tool, Ads Manager, including enhancing advanced features such as target cost bidding, new bulk uploading capabilities, bulk editing and cloning, and the expansion of location categories to the UK, Canada, and France.

•	We continue to invest in brand-focused buying tools; our Reach & Frequency product now allows for one-day buys (the previous minimum was three) and has been expanded to the UK, Canada, and France.
•

Toyota ran a sophisticated campaign across our various video and AR products to promote the Corolla Hatchback among Millennials. Snapchatters engaged with the ads, watching more than 90% of their Commercials on average, and playing with their Lenses for more than 10 seconds each on average.

Financial Guidance

The following forward-looking statements reflect our expectations for the second quarter of 2019 as of April 23, 2019, and are subject to substantial uncertainty. This guidance assumes, among other things, that no business acquisitions, investments, restructurings, or legal settlements are concluded in the quarter. Our results are based on assumptions that we believe to be reasonable as of this date, but may be materially affected by many factors, as discussed below in “Forward-Looking Statements.”

Q2 2019 Outlook

•	Revenue is expected to be between $335 million and $360 million, or grow between 28% and 37% compared to Q2 2018.
•	Adjusted EBITDA is expected to be between $(150) million and $(125) million, compared to $(169) million in Q2 2018.

Conference Call Information

Snap Inc. will host a conference call to discuss the results at 2:00 p.m. Pacific / 5:00 p.m. Eastern today. The live audio webcast along with supplemental information will be accessible at investor.snap.com. A recording of the webcast will also be available following the conference call.

Snap Inc. uses the investor.snap.com and snap.com/news websites as means of disclosing material non-public information and for complying with its disclosure obligation under Regulation FD.

Definitions

Free Cash Flow is defined as net cash provided by (used in) operating activities, reduced by purchases of property and equipment.

Common shares outstanding plus shares underlying stock-based awards includes common shares outstanding, restricted stock units, restricted stock awards, and outstanding stock options.

Adjusted EBITDA is defined as net income (loss), excluding interest income; interest expense; other income (expense) net; income tax benefit (expense); depreciation and amortization; stock-based compensation expense and related payroll tax expense; and certain other non-cash or non-recurring items impacting net income (loss) from time to time.

A Daily Active User (DAU) is defined as a registered Snapchat user who opens the Snapchat application at least once during a defined 24-hour period. We calculate average DAUs for a particular quarter by adding the number of DAUs on each day of that quarter and dividing that sum by the number of days in that quarter.

Average revenue per user (ARPU) is defined as quarterly revenue divided by the average DAUs.

A Monthly Active User (MAU) is defined as a registered Snapchat user who opens the Snapchat application at least once during the 30-day period ending on the calendar month-end. We calculate average Monthly Active Users for a particular quarter by calculating the average of the MAUs as of each calendar month-end in that quarter.

Addressable reach is defined as the approximate number of Snapchat users that an ad could reach over a 28-day period in a given locality. When we calculate the percentage of a demographic group that can be reached, we do so by dividing addressable reach by relevant census figures. Addressable reach and age data are subject to limitations. For more information, see Snap’s SEC filings and businesshelp.snapchat.com.

Note: For adjustments and additional information regarding the non-GAAP financial measures and other items discussed, please see “Non-GAAP Financial Measures,” “Reconciliation of GAAP to Non-GAAP Financial Measures,” and “Supplemental Financial Information and Business Metrics.”

About Snap Inc.

Snap Inc. is a camera company. We believe that reinventing the camera represents our greatest opportunity to improve the way people live and communicate. We contribute to human progress by empowering people to express themselves, live in the moment, learn about the world, and have fun together. For more information, visit snap.com.

Contact

Investors and Analysts:

ir@snap.com

Press:

press@snap.com

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, about us and our industry that involve substantial risks and uncertainties. All statements other than statements of historical facts contained in this press release, including statements regarding guidance, our future results of operations or financial condition, business strategy and plans, user growth and engagement, product initiatives, and objectives of management for future operations, are forward-looking statements. In some cases, you can identify forward-looking statements because they contain words such as “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “going to,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” or “would” or the negative of these words or other similar terms or expressions. We caution you that the foregoing may not include all of the forward-looking statements made in this press release.

You should not rely on forward-looking statements as predictions of future events. We have based the forward-looking statements contained in this press release primarily on our current expectations and projections about future events and trends that we believe may affect our business, financial condition, results of operations, and prospects. These forward-looking statements are subject to risks and uncertainties related to: our financial performance; our lack of profitability to date; our ability to generate and sustain positive cash flow; our ability to attract and retain users, publishers, and advertisers; competition and new market entrants; managing our international expansion and our growth and future expenses; compliance with new laws and regulations; our ability to maintain, protect, and enhance our intellectual property; our ability to attract and retain qualified and key personnel; and future acquisitions or investments, as well as risks, uncertainties, and other factors described in “Risk Factors” and elsewhere in our annual report on Form 10-K for the fiscal year ended December 31, 2018 filed with the SEC, which is available on the SEC’s website at www.sec.gov. Additional information will be made available in Snap Inc.’s quarterly report on Form 10-Q for the quarter ended March 31, 2019 and other filings that we make from time to time with the SEC. In addition, any forward-looking statements contained in this press release are based on assumptions that we believe to be reasonable as of this date. We undertake no obligation to update any forward-looking statements to reflect events or circumstances after the date of this press release or to reflect new information or the occurrence of unanticipated events, except as required by law.

Non-GAAP Financial Measures

To supplement our consolidated financial statements, which are prepared and presented in accordance with GAAP, we use certain non-GAAP financial measures, as described below, to understand and evaluate our core operating performance. These non-GAAP financial measures, which may be different than similarly titled measures used by other companies, are presented to enhance investors’ overall understanding of our financial performance and should not be considered a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.

We use the non-GAAP financial measure of Free Cash Flow, which is defined as net cash provided by (used in) operating activities, reduced by purchases of property and equipment. We believe Free Cash Flow is an important liquidity measure of the cash that is available, after capital expenditures, for operational expenses and investment in our business and is a key financial indicator used by management. Additionally, we believe that Free Cash Flow is an important measure since we use third-party infrastructure partners to host our services and therefore we do not incur significant capital expenditures to support revenue generating activities. Free Cash Flow is useful to investors as a liquidity measure because it measures our ability to generate or use cash. Once our business needs and obligations are met, cash can be used to maintain a strong balance sheet and invest in future growth.

We use the non-GAAP financial measure of Adjusted EBITDA, which is defined as net income (loss); excluding interest income; interest expense; other income (expense), net; income tax benefit (expense); depreciation and amortization; stock-based compensation expense and related payroll tax expense; and certain other non-cash or non-recurring items impacting net income (loss) from time to time. We believe that Adjusted EBITDA helps identify underlying trends in our business that could otherwise be masked by the effect of the expenses that we exclude in Adjusted EBITDA.

We use the non-GAAP financial measure of non-GAAP net loss, which is defined as net income (loss); excluding amortization of intangible assets; stock-based compensation expense and related payroll tax expense; certain other non-cash or non-recurring items impacting net income (loss) from time to time; and related income tax adjustments. Non-GAAP net loss and weighted average diluted shares are then used to calculate non-GAAP diluted net loss per share. Similar to Adjusted EBITDA, we believe these measures help identify underlying trends in our business that could otherwise be masked by the effect of the expenses we exclude in the measure.

We believe that these non-GAAP financial measures provide useful information about our financial performance, enhance the overall understanding of our past performance and future prospects, and allow for greater transparency with respect to key metrics used by our management for financial and operational decision-making. We are presenting these non-GAAP measures to assist investors in seeing our financial performance through the eyes of management, and because we believe that these measures provide an additional tool for investors to use in comparing our core financial performance over multiple periods with other companies in our industry.

For a reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measure, please see “Reconciliation of GAAP to Non-GAAP Financial Measures.”

Snap Inc., “Snapchat,” and our other registered and common law trade names, trademarks, and service marks are the property of Snap Inc. or our subsidiaries.

SNAP INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands, unaudited)

	Three Months Ended March 31,
	2019	2018
Cash flows from operating activities
Net loss	$(310,407)	$(385,785)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	23,319	21,553
Stock-based compensation	162,556	133,258
Deferred income taxes	(266)	236
Other	(1,917)	(3,392)
Change in operating assets and liabilities, net of effect of acquisitions:
Accounts receivable, net of allowance	71,870	48,697
Prepaid expenses and other current assets	271	(10,439)
Operating lease right-of-use asset	9,812	—
Other assets	(368)	4,204
Accounts payable	3,090	(37,069)
Accrued expenses and other current liabilities	(14,323)	(10,149)
Operating lease liabilities	(10,470)	—
Other liabilities	655	6,905
Net cash used in operating activities	(66,178)	(231,981)
Cash flows from investing activities
Purchases of property and equipment	(11,814)	(36,315)
Sales of property and equipment	29	—
Purchases of intangible assets	—	(60)
Non-marketable investments	(2,250)	—
Purchases of marketable securities	(525,520)	(477,213)
Sales of marketable securities	—	45,007
Maturities of marketable securities	458,627	787,828
Net cash provided by (used in) investing activities	(80,928)	319,247
Cash flows from financing activities
Proceeds from the exercise of stock options	5,596	45,809
Stock repurchases from employees for tax withholdings	—	(551)
Net cash provided by financing activities	5,596	45,258
Change in cash, cash equivalents, and restricted cash	(141,510)	132,524
Cash, cash equivalents, and restricted cash, beginning of period	388,974	337,007
Cash, cash equivalents, and restricted cash, end of period	$247,464	$469,531
Supplemental disclosures
Cash paid for income taxes	$320	$991

SNAP INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts, unaudited)

	Three Months Ended March 31,
	2019	2018

Revenue	$320,426	$230,666
Costs and expenses:
Cost of revenue	203,767	196,798
Research and development	216,185	200,986
Sales and marketing	97,882	102,113
General and administrative	118,653	123,299
Total costs and expenses	636,487	623,196
Operating loss	(316,061)	(392,530)
Interest income	7,816	6,104
Interest expense	(756)	(934)
Other income (expense), net	(1,127)	3,153
Loss before income taxes	(310,128)	(384,207)
Income tax benefit (expense)	(279)	(1,578)
Net loss	$(310,407)	$(385,785)
Net loss per share attributable to Class A, Class B, and Class C common stockholders:
Basic	$(0.23)	$(0.30)
Diluted	$(0.23)	$(0.30)
Weighted average shares used in computation of net loss per share:
Basic	1,340,615	1,270,998
Diluted	1,340,615	1,270,998

SNAP INC.

CONSOLIDATED BALANCE SHEETS

(in thousands, except par value)

	March 31, 2019	December 31, 2018
	(unaudited)
Assets
Current assets
Cash and cash equivalents	$245,639	$387,149
Marketable securities	963,093	891,914
Accounts receivable, net of allowance	282,407	354,965
Prepaid expenses and other current assets	41,701	41,900
Total current assets	1,532,840	1,675,928
Property and equipment, net	195,302	212,560
Operating lease right-of-use assets	284,486	—
Intangible assets, net	115,386	126,054
Goodwill	629,596	632,370
Other assets	68,133	67,194
Total assets	$2,825,743	$2,714,106
Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$31,827	$30,876
Operating lease liabilities	46,078	—
Accrued expenses and other current liabilities	244,999	261,815
Total current liabilities	322,904	292,691
Operating lease liabilities, noncurrent	329,293	—
Other liabilities	7,669	110,416
Total liabilities	659,866	403,107
Commitments and contingencies
Stockholders’ equity
Class A non-voting common stock, $0.00001 par value. 3,000,000 shares authorized, 999,304 shares issued and outstanding at December 31, 2018, and 3,000,000 shares authorized, 1,057,135 shares issued and outstanding at March 31, 2019.	11	10
Class B voting common stock, $0.00001 par value. 700,000 shares authorized, 93,846 shares issued and outstanding at December 31, 2018, and 700,000 shares authorized, 51,510 shares issued and outstanding at March 31, 2019.	1	1
Class C voting common stock, $0.00001 par value. 260,888 shares authorized, 224,611 shares issued and outstanding at December 31, 2018, and 260,888 shares authorized, 226,287 shares issued and outstanding at March 31, 2019.	2	2
Additional paid-in capital	8,388,608	8,220,417
Accumulated other comprehensive income	(68)	3,147
Accumulated deficit	(6,222,677)	(5,912,578)
Total stockholders’ equity	2,165,877	2,310,999
Total liabilities and stockholders’ equity	$2,825,743	$2,714,106

SNAP INC.

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

(in thousands, unaudited)

	Three Months Ended March 31,
	2019	2018
Free Cash Flow reconciliation:
Net cash used in operating activities	$(66,178)	$(231,981)
Less:
Purchases of property and equipment	(11,814)	(36,315)
Free Cash Flow	$(77,992)	$(268,296)

	Three Months Ended March 31,
	2019	2018
Adjusted EBITDA reconciliation:
Net loss	$(310,407)	$(385,785)
Add (deduct):
Interest income	(7,816)	(6,104)
Interest expense	756	934
Other (income) expense, net	1,127	(3,153)
Income tax (benefit) expense	279	1,578
Depreciation and amortization	23,319	21,553
Stock-based compensation expense	162,556	133,258
Payroll tax expense related to stock-based compensation	6,737	9,968
Reduction in force charges(1)	—	9,884
Adjusted EBITDA	$(123,449)	$(217,867)

(1)

Reduction in force charges in the first quarter of 2018 were related to a reduction in force plan impacting approximately 7% of our global headcount, primarily in engineering and sales. The charges are composed primarily of severance expense and related payroll tax expense. These charges are non-recurring and not reflective of underlying trends in our business. Additionally, we recognized a stock-based compensation forfeiture benefit of $31.5 million, which is included in the stock-based compensation expense line item above.

SNAP INC.

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES (continued)

(in thousands, except per share amounts, unaudited)

Total depreciation and amortization expense by function:

	Three Months Ended March 31,
	2019	2018
Depreciation and amortization expense:
Cost of revenue	$6,146	$5,202
Research and development	8,650	8,791
Sales and marketing	4,015	3,569
General and administrative	4,508	3,991
Total	$23,319	$21,553

Total stock-based compensation expense by function:

	Three Months Ended March 31,
	2019	2018
Stock-based compensation expense:
Cost of revenue	$1,849	$276
Research and development	112,242	77,815
Sales and marketing	17,760	16,185
General and administrative	30,705	38,982
Total	$162,556	$133,258

	Three Months Ended March 31,
	2019	2018
Non-GAAP net loss reconciliation:
Net loss	$(310,407)	$(385,785)
Amortization of intangible assets	10,369	10,824
Stock-based compensation expense	162,556	133,258
Payroll tax expense related to stock-based compensation	6,737	9,968
Reduction in force charges	—	9,884
Income tax adjustments	(115)	220
Non-GAAP net loss	$(130,860)	$(221,631)

Weighted-average common shares - Diluted	1,340,615	1,270,998

Non-GAAP diluted net loss per share reconciliation:
Diluted net loss per share	$(0.23)	$(0.30)
Non-GAAP adjustment to net loss	0.13	0.13
Non-GAAP diluted net loss per share	$(0.10)	$(0.17)

SNAP INC.

SUPPLEMENTAL FINANCIAL INFORMATION AND BUSINESS METRICS

(dollars and shares in thousands, except as noted below, unaudited)

	Q4 2017	Q1 2018	Q2 2018	Q3 2018	Q4 2018	Q1 2019
Cash Flows and Shares
Net cash used in operating activities	$(176,083)	$(231,981)	$(199,346)	$(132,543)	$(126,054)	$(66,178)
Net cash used in operating activities - YoY (year-over-year)	(5)%	(50)%	5%	32%	28%	71%
Net cash used in operating activities - TTM (trailing twelve months)	$(734,667)	$(811,651)	$(801,423)	$(739,953)	$(689,924)	$(524,121)
Purchases of property and equipment	$(21,212)	$(36,315)	$(34,901)	$(26,285)	$(22,741)	$(11,814)
Purchases of property and equipment - YoY	4%	102%	80%	1%	7%	(67)%
Purchases of property and equipment - TTM	$(84,518)	$(102,840)	$(118,376)	$(118,713)	$(120,242)	$(95,741)
Free Cash Flow	$(197,295)	$(268,296)	$(234,247)	$(158,828)	$(148,795)	$(77,992)
Free Cash Flow - YoY	(5)%	(55)%	(2)%	28%	25%	71%
Free Cash Flow - TTM	$(819,185)	$(914,491)	$(919,799)	$(858,666)	$(810,166)	$(619,862)
Common shares outstanding	1,222,202	1,254,439	1,273,163	1,291,217	1,317,760	1,334,931
Common shares outstanding - YoY	NM	6%	8%	7%	8%	6%
Shares underlying stock-based awards	230,802	202,175	205,595	184,802	188,863	209,055
Shares underlying stock-based awards - YoY	NM	(20)%	(19)%	(23)%	(18)%	3%
Total common shares outstanding plus shares underlying stock-based awards	1,453,004	1,456,613	1,478,758	1,476,019	1,506,623	1,543,986
Total common shares outstanding plus shares underlying stock-based awards - YoY	NM	2%	3%	2%	4%	6%

Results of Operations
Revenue	$285,693	$230,666	$262,263	$297,695	$389,822	$320,426
Revenue - YoY	72%	54%	44%	43%	36%	39%
Revenue - TTM	$824,949	$905,967	$986,559	$1,076,317	$1,180,446	$1,270,206
Revenue by region(1)
North America	$219,394	$170,488	$177,410	$207,477	$268,858	$225,705
North America - YoY	51%	32%	20%	24%	23%	32%
North America - TTM	$663,057	$704,827	$734,599	$774,769	$824,233	$879,450
Europe	$39,976	$32,721	$40,241	$50,478	$62,470	$47,448
Europe - YoY	173%	150%	82%	85%	56%	45%
Europe - TTM	$102,392	$122,011	$140,200	$163,416	$185,910	$200,637
Rest of World	$26,323	$27,458	$44,612	$39,740	$58,495	$47,273
Rest of World - YoY	NM	251%	272%	197%	122%	72%
Rest of World - TTM	$59,501	$79,130	$111,761	$138,133	$170,305	$190,120
Operating loss	$(360,964)	$(392,530)	$(357,842)	$(323,371)	$(194,707)	$(316,061)
Operating loss - YoY	(113)%	82%	20%	30%	46%	19%
Operating loss - Margin	(126)%	(170)%	(136)%	(109)%	(50)%	(99)%
Operating loss - TTM	$(3,485,576)	$(1,664,339)	$(1,573,163)	$(1,434,707)	$(1,268,450)	$(1,191,981)
Net loss	$(349,977)	$(385,785)	$(353,310)	$(325,148)	$(191,668)	$(310,407)
Net loss - YoY	106%	(83)%	(20)%	(27)%	(45)%	(20)%
Net loss - TTM	$(3,445,066)	$(1,622,014)	$(1,532,231)	$(1,414,220)	$(1,255,911)	$(1,180,533)
Adjusted EBITDA	$(158,922)	$(217,867)	$(169,032)	$(138,377)	(50,363)	(123,449)
Adjusted EBITDA - YoY	(4)%	(16)%	13%	23%	68%	43%
Adjusted EBITDA - Margin	(56)%	(94)%	(64)%	(46)%	(13)%	(39)%
Adjusted EBITDA - TTM	$(720,056)	$(749,680)	$(724,722)	$(684,198)	$(575,637)	$(481,221)

(1)

Total revenue for geographic reporting is apportioned to each region based on our determination of the geographic location in which advertising impressions are delivered, as this approximates revenue based on user activity. This allocation is consistent with how we determine ARPU.

SNAP INC.

SUPPLEMENTAL FINANCIAL INFORMATION AND BUSINESS METRICS (continued)

(dollars and shares in thousands, except as noted below, unaudited)

	Q4 2017	Q1 2018	Q2 2018	Q3 2018	Q4 2018	Q1 2019
Other
DAU (in millions)	187	191	188	186	186	190
DAU - YoY	18%	15%	8%	5%	(0)%	(0)%
DAU by region (in millions)
North America	80	81	80	79	79	80
North America - YoY	18%	14%	7%	3%	(1)%	(1)%
Europe	60	62	61	59	60	61
Europe - YoY	17%	13%	7%	4%	(1)%	(2)%
Rest of World	47	48	47	47	47	49
Rest of World - YoY	21%	18%	12%	8%	1%	2%
ARPU	$1.53	$1.21	$1.40	$1.60	$2.09	$1.68
ARPU - YoY	46%	34%	34%	37%	37%	39%
ARPU by region
North America	$2.75	$2.10	$2.21	$2.62	$3.38	$2.81
North America - YoY	28%	16%	12%	20%	23%	34%
Europe	$0.66	$0.53	$0.66	$0.85	$1.04	$0.77
Europe - YoY	133%	120%	70%	78%	57%	47%
Rest of World	$0.56	$0.58	$0.96	$0.84	$1.24	$0.97
Rest of World - YoY	284%	198%	233%	175%	120%	68%
Employees (full-time; excludes part-time, contractors, and temporary personnel)	3,069	2,989	2,879	2,903	2,884	2,818
Employees - YoY	65%	27%	10%	(2)%	(6)%	(6)%

Depreciation and amortization expense
Cost of revenue	$5,179	$5,202	$5,610	$5,582	$9,888	$6,146
Research and development	6,937	8,791	9,489	10,174	4,547	8,650
Sales and marketing	3,441	3,569	3,991	4,054	3,475	4,015
General and administrative	3,229	3,991	3,424	5,088	4,772	4,508
Total	$18,786	$21,553	$22,514	$24,898	$22,682	$23,319
Depreciation and amortization expense - YoY	77%	73%	79%	43%	21%	8%

Stock-based compensation expense
Cost of revenue	$2,189	$276	$1,467	$1,368	$1,283	$1,849
Research and development	129,199	77,815	92,303	95,329	75,086	112,242
Sales and marketing	28,936	16,185	21,996	25,082	20,795	17,760
General and administrative	20,720	38,982	40,605	5,030	24,608	30,705
Total	$181,044	$133,258	$156,371	$126,809	$121,772	$162,556
Stock-based compensation expense - YoY	NM	(93)%	(36)%	(43)%	(33)%	22%